CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 10, 2009, relating to the financial statements and financial highlights, of Franklin Flex Cap Growth Securities Fund, Franklin Global Communications Securities Fund, Franklin Global Real Estate Securities Fund, Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities Fund, Franklin Large Cap Value Securities Fund, Franklin Money Market Fund, Franklin Rising Dividends Securities Fund, Franklin Small Cap Value Securities Fund, Franklin Small-Mid Cap Growth Securities Fund, Franklin Strategic Income Securities Fund, Franklin Templeton VIP Founding Funds Allocation Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund 2010, Mutual Global Discovery Securities Fund (formerly Mutual Discovery Securities Fund), Mutual Shares Securities Fund, Templeton Developing Markets Securities Fund, Templeton Foreign Securities Fund, Templeton Global Asset Allocation Fund, Templeton Global Bond Securities Fund (formerly Templeton Global Income Securities Fund) and Templeton Growth Securities Fund which appear in the December 31, 2008 Annual Report to Shareholders of Franklin Templeton Variable Insurance Products Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Francisco, California

April 27, 2009